Exhibit 77(q)


                                    Exhibits


(e)(1) Amendment dated January 1, 2007 to the Investment Management Agreement dated March 1, 2002 between ING Investments, LLC and ING VP Balanced Portfolio, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 33 to the Registrant's Registration Statement on Form N-1A on April 27, 2007 and incorporated herein by reference.

(e)(2) Second Amendment dated January 1, 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed as an Exhibit to Post-Effective Amendment No. 33 to the Registrant's Registration Statement on Form N-1A on April 27, 2007 and incorporated herein by reference.